Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Second Quarter Ended June 30, 2021

San Diego, California, August 10, 2021 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its second quarter ended June 30, 2021. All second quarter financial measures referenced herein are unaudited.

“We are pleased to report our second quarter earnings, continuing the strong rent collections that we saw throughout 2020 and the beginning of 2021,” said Jack Heilbron, the Company’s President and Chief Executive Officer. “We believe the markets are acknowledging the value of our diversified approach, as we raised gross proceeds of $23 million in a new preferred equity issuance in June, and $10 million of additional common equity and warrants in July 2021.”

“12 office and industrial leases were signed in the second quarter of 2021, with 1 new tenant and 11 existing tenant renewals,” noted Gary Katz, the Company’s Senior Vice President of Asset Management. “We believe that there is continued interest among existing tenants to renew, and among prospective tenants to lease new space, as our buildings typically are in desirable, stable locations.”

Second Quarter Highlights

●	Core FFO for the quarter was approximately $737,000, or $0.08 per fully diluted share

●	Collected 96% of second quarter contractual base rent

●	Executed a total of 12 new and renewal leases during the quarter, for incremental annual rental revenue of approximately $633,000

Second Quarter Ended June 30, 2021 Financial Results

Net income attributable to the Company’s common stockholders for the three months ended June 30, 2021 was approximately $754,203, or $0.08 per basic and diluted share, compared to a net loss of $1.9 million, or ($0.22) per basic and diluted share for the three months ended June 30, 2020. The increase in net income attributable to the Company’s common stockholders was a result of:

●	A decrease in revenues of approximately $1.3 million due to the sale of four properties since the beginning of 2021;

●	An increase in gain on sale of real estate – During the three months ended June 30, 2021, the company recorded a gain of approximately $2.6 million on the sale of real estate, compared to an approximately $334,000 loss during the three months ended June 30, 2020; partially offset by,

●	A corresponding decrease in rental operating costs of approximately $0.5 million due to the sale of four properties compared to the first quarter of 2020.

FFO (non-GAAP) for the three months ended June 30, 2021, decreased by approximately $178,000 to $456,000 from $634,000 for the three months ended March 31, 2021. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

Acquisitions and Dispositions for the first two quarters of 2021

●	Waterman Plaza, which was sold on January 28, 2021 for approximately $3.5 million and the Company recognized a loss of approximately $0.2 million.

●	Garden Gateway, which was sold on February 19, 2021 for approximately $11.2 million and the Company recognized a loss of approximately $1.4 million.

●	Highland Court, which was sold on May 20, 2021 for approximately $10.23 million and the Company recognized a loss of approximately $1.6 million.

●	Executive Office Park, which was sold on May 21, 2021, 2021 for approximately $8.1 million and the Company recognized a gain of approximately $2.5 million.

During the six months ended June 30, 2020, the Company acquired 6 model homes for approximately $2.9 million. The purchase price was paid through cash payments of approximately $0.9 million and mortgage notes of approximately $2.0 million.

During the six months ended June 30, 2020, the Company disposed of 32 model homes for approximately $15.1 million and recognized a gain of approximately $2.3 million.

Dividends

On May 25, 2021, the board of directors of the Company declared a quarterly dividend of $0.102 per share of Series A Common Stock for the second quarter of 2021, payable on June 21, 2021 to stockholders of record as of June 7, 2021.

On June 24, 2021, the board of directors of the Company declared the first dividend on its Series D Preferred Stock for the initial period from the issue date of June 15 to June 30, 2021. The dividend was paid in cash in the amount of $0.10417 per share on July 15, 2021, to stockholders of record as of June 30, 2021

Earnings Conference Call

The Company will hold a conference call at 1:30 pm Pacific Time on August 10, 2021, to discuss the Company’s financial results. A supplemental financial package to accompany the discussion of the results will be posted on the Company’s website www.presidiopt.com.

Webcast

To listen to the conference call over the Internet, and to be able to submit questions to the Company, click on the link under “Presentations” in the “Investor” section of the Company’s website at www.presidiopt.com

Telephone Conference Call

Toll-Free: 888-506-0062

International: 973-528-0011

Entry code: 406818

To listen to the call by phone, participants can reference the Presidio Property Q2 2021 Earnings Call. Please dial in at least 10 minutes before the scheduled start time.

Conference Call Replay

Toll Free: 877-481-4010International: 919-882-2331

Replay Passcode: 42052

The telephone replay of the call will be available later in the day on August 10, 2021, continuing through August 24, 2021. A replay will also be available at the webcast link under “Presentations” in the “Investor” section of the Company’s website until August 10, 2022.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Same Store Net Operating Income (“Same Store NOI”) – Same Store NOI is calculated as the net operating income attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositioning during such periods. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “ Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$17,199,715	$18,827,000
Buildings and improvements	108,927,843	115,409,423
Tenant improvements	12,264,082	11,960,018
Lease intangibles	4,110,139	4,110,139
Real estate assets and lease intangibles held for investment, cost	142,501,779	150,306,580
Accumulated depreciation and amortization	(28,480,085)	(26,551,789)
Real estate assets and lease intangibles held for investment, net	114,021,694	123,754,791
Real estate assets held for sale, net	10,370,836	42,499,176
Real estate assets, net	124,392,530	166,253,967
Cash, cash equivalents and restricted cash	29,343,392	11,540,917
Deferred leasing costs, net	1,178,277	1,927,951
Goodwill	2,423,000	2,423,000
Other assets, net	3,509,354	3,422,781
TOTAL ASSETS	$160,846,553	$185,568,616
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$89,226,919	$94,664,266
Mortgage notes payable related to properties held for sale, net	753,439	25,365,430
Mortgage notes payable, total net	89,980,358	120,029,696
Note payable, net	—	7,500,086
Accounts payable and accrued liabilities	4,391,594	5,126,199
Accrued real estate taxes	940,701	2,548,686
Dividends payable preferred stock	95,836	—
Lease liability, net	89,251	102,323
Below-market leases, net	98,883	139,045
Total liabilities	95,596,623	135,446,035
Commitments and contingencies (Note 9)
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 0 and 920,000 shares issued and outstanding (liquidation preference $25.00 per share) as of June 30, 2021 and December 31, 2020, respectively	9,200	—
Series A Common Stock, $0.01 par value, shares authorized: 100,000,000; 9,508,363 shares were both issued and outstanding at June 30, 2021 and December 31, 2020, respectively	95,038	95,038
Additional paid-in capital	176,943,749	156,463,146
Dividends and accumulated losses	(125,590,168)	(121,674,505)
Total stockholders’ equity before noncontrolling interest	51,457,819	34,883,679
Noncontrolling interest	13,792,111	15,238,902
Total equity	65,249,930	50,122,581
TOTAL LIABILITIES AND EQUITY	$160,846,553	$185,568,616

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$4,553,798	$5,879,526	$10,031,021	$12,665,211
Fees and other income	292,785	241,878	484,316	485,344
Total revenue	4,846,583	6,121,404	10,515,337	13,150,555
Costs and expenses:
Rental operating costs	1,485,815	1,999,834	3,324,738	4,380,926
General and administrative	1,344,770	1,278,971	2,882,036	2,630,316
Depreciation and amortization	1,368,209	1,622,230	2,797,143	3,196,756
Impairment of real estate assets	—	845,674	300,000	845,674
Total costs and expenses	4,198,794	5,746,709	9,303,917	11,053,672
Other income (expense):
Interest expense-mortgage notes	(1,207,036)	(1,477,628)	(2,512,057)	(3,165,404)
Interest expense - note payable	—	(795,728)	(279,373)	(1,661,798)
Interest and other income (expense), net	(20,657)	8,400	(53,443)	1,405
Gain on sales of real estate, net	2,594,341	334,096	1,433,014	324,261
Gain on extinguishment of government debt	—	—	10,000	—
Income tax expense	(238,701)	(51,369)	(288,899)	(135,000)
Total other income (expense), net	1,127,947	(1,982,229)	(1,690,758)	(4,636,536)
Net income (loss)	1,775,736	(1,607,534)	(479,338)	(2,539,653)
Less: Loss attributable to noncontrolling interests	(925,697)	(315,282)	(1,332,305)	(490,293)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$850,039	$(1,922,816)	$(1,811,643)	$(3,029,946)
Less: Preferred Stock Series D dividends	$(95,836)	$—	$(95,836)	$—
Net income (loss) attributable to Presidio Property Trust, Inc. common stockholders	$754,203	$(1,922,816)	$(1,907,479)	$(3,029,946)

Net income (loss) per share attributable to Presidio Property Trust, Inc. common stockholders
Basic	$0.08	$(0.22)	$(0.20)	$(0.34)
Diluted	$0.08	$(0.22)	$(0.20)	$(0.34)

Weighted average number of common shares outstanding - basic & diluted	9,508,363	8,897,037	9,508,363	8,889,436

Presidio Property Trust, Inc. and Subsidiaries

Reconciliation of Net Income to FFO and Core FFO

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$754,203	$(1,922,816)	$(1,907,479)	$(3,029,946)
Adjustments:
Income attributable to noncontrolling interests	925,696	315,282	1,332,305	490,293
Depreciation and amortization	1,368,209	1,622,230	2,797,143	3,196,756
Amortization of above and below market leases, net	2,615	(28,321)	1,605	(58,245)
Impairment of real estate assets	-	845,674	300,000	845,674
Loss (gain) on sale of real estate assets, net	(2,594,341)	(334,096)	(1,433,014)	(324,261)
FFO	$456,382	$497,953	$1,090,560	$1,120,271
Restricted stock compensation	280,652	203,872	582,199	361,243
Core FFO	$737,034	$701,825	$1,672,759	$1,481,514

Weighted average number of common shares outstanding - basic and diluted	9,508,363	8,897,037	9,508,363	8,889,436

Core FFO / Wgt Avg Share	$0.08	$0.08	$0.18	$0.17

Presidio Property Trust, Inc. and Subsidiaries

Same Store Net Operating Income - Commercial Properties

(Unaudited)

	For the Three Months Ended June 30,		Variance
	2021	2020		%
Rental revenues	$3,647529	$3,864754	$(217,225)	(5.6)%
Rental operating costs	1,412,132	1,441,104	(28,971)	(2.0)%
Same Store Net operating income	$2,235,397	$2,423,650	$(188,253)	(7.8)%

Operating Ratios:
Number of same properties	11	11
Occupancy, end of period	85.1%	85.2%		(0.1)%
Operating costs as a percentage of total revenues	38.7%	37.3%		(1.4)%

	For the Six Months Ended June 30,		Variance
	2021	2020		%
Rental revenues	$7,465,213	$7,816,436	$(351,223)	(4.5)%
Rental operating costs	2,912,578	3,046,693	(134,115)	(4.4)%
Same Store Net operating income	$4,552,635	$4,769,743	$(217,108)	(4.6)%

Operating Ratios:
Number of same properties	11	11
Occupancy, end of period	85.1%	85.2%		(0.1)%
Operating costs as a percentage of total revenues	39.0%	39.0%		(1.4)%